Exhibit 8.1

HA Sustainable Infrastructure Capital, Inc. One Park Place, Suite 200 Annapolis, Maryland 21401	February 27, 2026

Re: 7.125% Green Junior Subordinated Notes due 2056

Ladies and Gentlemen:

We have acted as tax counsel to HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company”) and the Guarantors referred to below, in connection with the issuance and sale by the Company of $600,000,000 aggregate principal amount of its 8.00% Green Junior Subordinated Notes due 2056 (the “Notes”) to the Underwriters (as defined below) pursuant to an underwriting agreement, dated February 18, 2026 (the “Underwriting Agreement”), by and among the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC”), HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), HAT Holdings II LLC, a Maryland limited liability company (“HAT II”), HAC Holdings I LLC, a Delaware limited liability company (“HAC Holdings I”) and HAC Holdings II LLC, a Delaware limited liability company (“HAC Holdings II” and collectively with the Operating Partnership, HAC, HAT I, HAT II and HAC Holdings I, the “Guarantors”) and BofA Securities, Inc., Goldman Sachs & Co. LLC, Credit Agricole Securities (USA) Inc., Morgan Stanley & Co. LLC, Rabo Securities USA, Inc. and SMBC Nikko Securities America, Inc., as Representatives of the several underwriters named in Schedule A therein (the “Underwriters”). Terms used but not defined in this letter have the meaning ascribed to them in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined conformed copies of the Company’s registration statement on Form S-3 (No. 333-285461), filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2025, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) (the “Registration Statement”), the related prospectus included therein, dated February 28, 2025 (the “Base Prospectus”), the preliminary

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prospectus supplement, dated February 18, 2026 (the “Preliminary Prospectus Supplement” and taken together with the Base Prospectus, in each case including the documents that are incorporated by reference therein, in the form in which they were filed together by the Company with the Commission pursuant to 424(b) under the Securities Act, and, together with the term sheet substantially in the form of Schedule C-1 of the Underwriting Agreement in the form in which it was filed as an “issuer free writing prospectus” by the Company pursuant to Rule 433 under the Securities Act, is herein referred to as the “General Disclosure Package”), and the prospectus supplement, dated February 18, 2026 (the “Prospectus Supplement,” and taken together with the Base Prospectus, in each case including the documents that are incorporated by reference therein, in the form in which they were filed together by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, being referred to herein as the “Prospectus”).

We have also examined executed originals or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Second Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership, the Fifth Amended and Restated Limited Liability Company Agreement of HAC, the Operating Agreement of HAT I, the Operating Agreement of HAT II, the Operating Agreement of HAC Holdings I, the Operating Agreement of HAC Holdings II, the Indenture, dated as of June 24, 2025 (the “Base Indenture”), by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association (the “Trustee”), as supplemented by an officer’s certificate dated as of February 27, 2026 (the “Officer’s Certificate”, and together with the Base Indenture, the “Indenture”), the Notes, certain written statements and representations made to us by the employees and officers of the Company and the Underwriters, certain resolutions of the board of directors and pricing committee of the Company, certified by officers of the Company on the date hereof as being complete, accurate and in effect, relating to the authorization of the Underwriting Agreement, the Indenture, the Notes, the Guarantees and other related matters, and such other documents, corporate, limited liability company and limited partnership records, certificates and letters of public officials as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below (collectively, all such documents described above are the “Reviewed Materials”). In examining all such documents, we have assumed the genuineness of all signatures, the authenticity of all documents purported to be originals and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic, portable document format or reproduced copies.

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Our opinion letter is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as of the date of this opinion letter and all of which are subject to change or differing interpretations, possibly with retroactive effect. We render no opinion herein as to matters involving any laws other than the federal income tax laws. Any change in applicable laws or the facts and circumstances surrounding the offering of the Notes, or any inaccuracy in the statements, facts, assumptions, or representations upon which we have relied, may affect the continuing validity of our opinions as set forth in this letter.

In this regard, with your consent we have assumed the following:

1.	the Notes will be issued as described in the Prospectus;

2.	no transaction, covenant, or condition described in the Prospectus and affecting this opinion letter will be waived by any party;

3.

the written statements and representations made to us by the employees and officers of the Company and Underwriters are true, complete, and correct as of the date of this opinion and will remain true, complete, and correct at all times;

4.

any representation or statement made as a belief or made “to the knowledge of” or similarly qualified as to knowledge, reasonableness, or level of effort is correct and accurate, without such qualification; and

5.

each of the obligations of the parties described in the Reviewed Materials has been or will be performed or satisfied in accordance with its terms without regard to any qualification as to the level of effort in satisfying such obligations.

Any material variation or difference in the facts from those set forth in the Reviewed Materials may adversely affect the conclusions stated herein. Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the General Disclosure Package and the Prospectus, we are of the opinion that:

1.	The Notes should be treated as indebtedness for U.S. federal income tax purposes.

2.

The statements in the General Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Considerations,” subject to the assumptions, qualifications, limitations and conditions set forth therein, to the extent they purport to summarize or describe matters of law and legal conclusions, are correct in all material respects.

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We express no opinion on any issue relating to the tax consequences of the offering of the Notes other than the opinions set forth above. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws.

This letter is given solely for your benefit and may not be relied upon by any other person for any purpose without our prior written consent in each instance. We confirm, however, that we are placing no limitation on disclosure of the tax treatment or tax structure (in each case, as defined in Treasury regulations Section 1.6011-4) of the transactions that are the subject of this opinion letter (including disclosure of this opinion letter).

Very truly yours,

/s/ Clifford Chance US LLP

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